Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Third Quarter 2013 and Announces 2014 CEO Transition Plan

Quarterly Revenue Increases 29% Year over Year to $42.0 Million

Quarterly Net Income Increases 32% Year over Year to $8.9 Million

MAPLE PLAIN, Minn.—October 31, 2013— Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced record financial results for the third quarter ended September 30, 2013.

Highlights include:

•	Revenue for the third quarter of 2013 increased to a record $42.0 million, 29 percent above revenue of $32.5 million in the third quarter of 2012.

•	The record quarterly revenue was achieved through a 23 percent increase in the number of product developers served, combined with an increase of 5 percent in spending per product developer.

•	Net income for the third quarter of 2013 increased to a record $8.9 million, or $0.34 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, was $9.5 million, or $0.37 per diluted share. See “Non-GAAP Financial Measure” below.

“Our world-wide marketing and sales efforts led to a record number of product developers selecting Proto Labs to help them accelerate their ideas to markets. This resulted in record revenue globally and in each of our geographic markets. As we prepare to roll out additional services over the next few quarters, we remain confident that our ability to offer solutions to product developers will continue to drive our business forward,” said Proto Labs’ President and CEO Brad Cleveland.

Additional highlights include:

•	Gross margin was 61.8 percent of revenue in the third quarter of 2013 compared with 60.7 percent during the same quarter in 2012.

•	During the third quarter of 2013, spending on research and development, including the Protoworks initiatives, totaled $3.0 million, or 7.2 percent of revenue. This compares to $2.6 million, or 7.9 percent of revenue during the third quarter of 2012.

•	Operating margin was 31.9 percent of revenue during the third quarter of 2013 compared to 29.5 percent in the third quarter of 2012.

•	As measured on a year to date basis, cash generated from operations totaled $34.9 million and expenditures on capital equipment were $13.0 million.

Proto Labs also announced that CEO Brad Cleveland has notified the Board of Directors of his intent to resign once the Company has found a new CEO capable of leading the company’s continued growth.

“I feel very fortunate to be a part of this successful organization and I am grateful to have worked with so many talented people through the years. I’ve been the CEO from $1 million in revenue until today. I’ve thoroughly enjoyed the experience and would welcome the chance to someday do it all over again in another industry. I am confident that in the coming months we will recruit an excellent executive with the experience required to lead Proto Labs to even greater levels of success. I look forward to staying with the company through the entire leadership transition period,” concluded Mr. Cleveland.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its third quarter financial results today, October 31 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-415-3184. Outside the U.S. please dial 857-244-7327. Use participant code 58246380#. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$39,382	$36,759
Short-term marketable securities	33,647	25,137
Accounts receivable, net	18,016	15,791
Inventory	4,966	4,619
Other current assets	8,302	7,850

Total current assets	104,313	90,156
Property and equipment, net	52,378	45,316
Long-term marketable securities	59,441	36,965
Other long-term assets	247	285

Total assets	$216,379	$172,722

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,340	$4,758
Accrued compensation	6,848	5,995
Accrued liabilities and other	1,149	513
Current portion of long-term debt obligations	195	273

Total current liabilities	14,532	11,539
Deferred tax liabilities	3,345	3,346
Long-term debt obligations	206	356
Other long-term liabilities	699	782
Shareholders’ equity	197,597	156,699

Total liabilities and shareholders’ equity	$216,379	$172,722

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Protomold	$29,534	$23,458	$84,338	$66,697
Firstcut	12,474	8,996	34,732	25,678

Total revenues	42,008	32,454	119,070	92,375
Cost of revenues	16,053	12,760	44,983	37,242

Gross profit	25,955	19,694	74,087	55,133
Operating expenses
Marketing and sales	5,409	4,442	16,222	13,440
Research and development	3,026	2,561	8,405	6,622
General and administrative	4,118	3,118	12,035	10,394

Total operating expenses	12,553	10,121	36,662	30,456

Income from operations	13,402	9,573	37,425	24,677
Other income (expense), net	31	314	149	(90)

Income before income taxes	13,433	9,887	37,574	24,587
Provision for income taxes	4,561	3,185	11,804	7,957

Net income	$8,872	$6,702	$25,770	$16,630

Net income per share:
Basic	$0.35	$0.28	$1.03	$0.72

Diluted	$0.34	$0.26	$1.00	$0.68

Shares used to compute net income per share:
Basic	25,384,940	24,052,409	25,121,941	22,975,950
Diluted	26,002,240	25,312,643	25,794,950	24,356,785

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Operating activities
Net income	$25,770	$16,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,528	4,380
Stock-based compensation expense	2,595	2,362
Deferred taxes	(61)	—
Excess tax benefit from stock-based compensation	(8,198)	(2,635)
Amortization of held-to-maturity securities	1,007	173
Loss on disposal of property and equipment	111	—
Changes in operating assets and liabilities:	8,148	(1,476)

Net cash provided by operating activities	34,900	19,434

Investing activities
Purchases of property and equipment	(12,976)	(14,435)
Purchases of marketable securities	(82,657)	(61,568)
Proceeds from maturities of marketable securities	50,663	10,290

Net cash used in investing activities	(44,970)	(65,713)

Financing activities
Proceeds from initial public offering, net of offering costs	—	71,530
Payments on debt	(211)	(289)
Proceeds from exercises of warrants and stock options	4,635	728
Excess tax benefit from stock-based compensation	8,198	2,635

Net cash provided by financing activities	12,622	74,604

Effect of exchange rate changes on cash and cash equivalents	71	(170)

Net increase in cash and cash equivalents	2,623	28,155
Cash and cash equivalents, beginning of period	36,759	8,135

Cash and cash equivalents, end of period	$39,382	$36,290

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$8,872	$25,770
Add back: Stock-based compensation expense
Cost of revenue	89	233
Marketing and sales	154	455
Research and development	201	555
General and administrative	415	1,352

Total stock-based compensation expense	859	2,595
Less: Tax benefit on stock-based compensation	(216)	(624)

Non-GAAP net income	$9,515	$27,741

Non-GAAP net income per share:
Basic	$0.37	$1.10

Diluted	$0.37	$1.08

Shares used to compute non-GAAP net income per share:
Basic	25,384,940	25,121,941
Diluted	26,002,240	25,794,950

Proto Labs, Inc.

Revenue by Geography—Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Domestic
United States	$30,561	$24,807	$88,816	$69,887
International
Europe	8,556	5,771	21,860	16,305
Japan	1,588	1,101	4,253	3,418
United States	1,303	775	4,141	2,765

Total international	11,447	7,647	30,254	22,488

Total revenue	$42,008	$32,454	$119,070	$92,375

Proto Labs, Inc.

Customer Information

(In thousands, except customer amounts)

(Unaudited)

	Nine Months Ended September 30,
	2013		2012
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)
New customers	2,261	$14,636	2,251	$13,564
Existing customers	5,315	104,434	4,394	78,811

Total	7,576	$119,070	6,645	$92,375

Proto Labs, Inc.

Product Developer Information

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Unique product developers served	7,308	5,928	13,421	11,126